                                                                   Exhibit 10.30





              NOTE AND MORTGAGE MODIFICATION AND SPREADER AGREEMENT



                   NOTE AND MORTGAGE MODIFICATION AND SPREADER AGREEMENT (this "Agreement"), dated as of November __, 1997, between BOS-
                ---------
         TON PROPERTIES LIMITED PARTNERSHIP ("Mortgagor"), a Delaware
                                              ---------
         limited partnership, having an address at 599 Lexington Avenue, New York, New York 10022, and JOHN HANCOCK MUTUAL LIFE INSUR-ANCE COMPANY ("Mortgagee"), a Massachusetts corporation, having
                        ---------
         its principal office at John Hancock Place, Post Office Box 111, Boston, Massachusetts 02117, Attention: Real Estate In-vestment Group, T-52.


                                   WITNESSETH:

                   WHEREAS, Mortgagor (a) is, on the date of delivery hereof, the owner of fee title to a parcel of land and the im-provements thereon known as 875 Third Avenue, New York, New York and the easements appurtenant thereto (collectively, the "Original Fee Parcel"), all as more particularly described in
          -------------------
         Exhibit A-1 hereto, and (b) shall, prior to the recording of
         -----------
         this Agreement (as more fully described below), be the owner of fee title to the Corner Parcel and all Improvements thereon (as such terms are defined in the Mortgage, as hereinafter de-fined), which Corner Parcel is contiguous to the Original Fee Parcel and is more particularly described on Exhibit A-2 hereto (the Original Fee Parcel and the Corner Parcel as collectively described on Exhibit A-3 hereto are herein collectively re-
                      -----------
         ferred to as the "Premises");
                           --------

                   WHEREAS, Mortgagee is on the date hereof the owner and holder of the mortgages described in Exhibit B hereto,
                                                  ---------
         which mortgages were consolidated, extended and modified pursu-ant to that certain Consolidation, Extension and Modification Agreement (the "Consolidation Agreement"), dated as of May 11,
                         -----------------------
         1988, between Kenvic Associates, a New York general partnership ("Original Mortgagor") and Mortgagee, recorded on May 18, 1988
           ------------------
         in the Office of the City Register, New York County (the "Register's Office") in Reel 1403, Page 1793, so as to form a
          -----------------
         single first lien on the Mortgaged Premises (as such term is hereinafter defined) in the original principal amount of $180,000,000, and were further modified (i) pursuant to that certain Modification Agreement, dated as of May 30, 1990, be-tween Original Mortgagor and Mortgagee, recorded on June 28, 1990 in the Register's Office in Reel 1705, Page 1760 (the "1990 Modification Agreement"), (ii) pursuant to that certain
          ---------------------------
         Note and Mortgage Modification Agreement, dated as of July 23, 1992, between Original Mortgagor and Mortgagee, recorded on

         July 30, 1992 in the Register's Office in Reel 1892, Page 434 (the "1992 Modification Agreement"), and (iii) pursuant to that
               ---------------------------
         certain Note and Mortgage Modification and Spreader Agreement, dated as of December 29, 1995, between Original Mortgagor and Mortgagee, recorded on January 5, 1996 in the Register's Office in Reel 2279, Page 443 (the "1995 Modification Agreement");
                                      ---------------------------

                   WHEREAS, the Mortgage (as such term is hereinafter defined) secures, among other things, the payment of the prin-cipal of and premium, if any, and interest on the Notes (as such term is hereinafter defined) in accordance with the terms of the Notes and the Mortgage;

                   WHEREAS, as of the date hereof, (i) Original Mort-gagor has, in exercise of its rights under Section 6 of the 1995 Modification Agreement, conveyed to Mortgagor all of Original Mortgagor's right, title and interest in and to the Original Fee Parcel, (ii) Mortgagee and Original Mortgagor have terminated the Corner Parcel Lease pursuant to that certain Termination of Lease, dated as of the date hereof, (iii) Mort-gagee has conveyed to Mortgagor Mortgagee's fee title in and to the Corner Parcel, and (iv) Mortgagor has agreed to assume all of Original Mortgagor's obligations under the Notes, the Mort-gage and the other Loan Documents pursuant to the Assumption (as such terms are hereinafter defined), including, without limitation, the obligations of Original Mortgagor to make pay-ments of principal and interest under and pursuant to the Notes (the transactions described in subparagraphs (i), (ii), (iii) and (iv) above shall hereinafter be collectively referred to as the "Transfer"; all documents and instruments evidencing, cre-
              --------
         ating or otherwise relating to or executed in connection with the Transfer shall hereinafter be collectively referred to as the "Transfer Documents");
              ------------------

                   WHEREAS, Mortgagor and Mortgagee desire to spread the lien of the Mortgage to cover all of the Premises, including, without limitation, both the Original Fee Parcel and Mort-gagor's fee title to the Corner Parcel (including the Improve-ments thereon); and

                   WHEREAS, Mortgagor and Mortgagee desire to further modify certain terms and conditions of the Mortgage in the man-ner set forth herein.

                   NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor and Mortgagee hereby agree as follows:

                   1.  Definitions.
                       -----------

                   (a) Any capitalized term used in this Agreement and not defined herein shall have the respective meaning assigned to such term in the Notes or in the Mortgage. Each term de-fined below, when used in this Agreement, in the Mortgage, the Notes or in any of the other Loan Documents, shall have its respective meaning set forth below.

                   (b)  The term "1995 Amendment" shall mean the Amend-
                                  --------------
         ment Agreement, dated as of December 29, 1995, between Original Mortgagor and Mortgagee, and recorded in the Register's Office at Reel 2279, Page 516.

                   (c)  The term "Assignment of Leases" shall mean the
                                  --------------------
         Assignment of Leases, dated as of May 11, 1988, between Origi-nal Mortgagor and Mortgagee, recorded in the Register's Office on May 18, 1988 in Reel 1403, Page 1899, as amended by the 1995 Amendment, and as further amended by that certain Amendment Agreement (the "1997 Amendment"), dated as of the date hereof,
                         --------------
         between Mortgagor and Mortgagee, and intended to be recorded in the Register's Office following the execution thereof, as may be further amended, modified or supplemented from time to time.

                   (d)  The term "Assignment of Rents" shall mean the
                                  -------------------
         Assignment of Rents, dated as of May 11, 1988, between Original Mortgagor and Mortgagee, recorded in the Register's Office on May 18, 1988 in Reel 1403, Page 1886, as amended by the 1995 Amendment, and as amended further by the 1997 Amendment, as may be further amended, modified or supplemented from time to time.

                   (e)  The term "Assumption" shall mean the Assumption,
                                  ----------
         dated as of the date hereof, by Mortgagor for the benefit of Mortgagee and Original Mortgagor and their respective succes-sors and assigns.

                   (f)  The term "Consent" shall mean the Consent, dated
                                  -------
         as of the date hereof, by Mortgagee for the benefit of Original Mortgagor and Mortgagor and their respective successors and assigns.

                   (g)  The term "Controlling Party" shall mean the
                                  -----------------
         Mortgagor General Partner and any other Person or Persons, whether directly or indirectly, exercising control over the business, management or operations of, or having the right to make, direct or veto significant business decisions for, Mort-gagor, including (without limitation) through ownership or ac-quisition of equity interests or other beneficial interests in

         Mortgagor, through the exercise of rights contained in the Gov-erning Documents of Mortgagor, through the amendment or mod-ification of the Governing Documents of Mortgagor, or otherwise by contract or agreement, provided that a Person shall not be
                                   --------
         deemed to be a Controlling Party solely by virtue of its acting as manager or managing agent of the Mortgaged Premises.

                   (h)  The term "Corner Parcel Indemnity" shall mean
                                  -----------------------
         the Indemnification Agreement, dated as of the date hereof, between Mortgagor and Mortgagee, as amended, modified or supplemented from time to time, which agreement has been at-tached hereto as Exhibit C and shall be deemed to be incorpo-
                          ---------
         rated in, and made a part of, the Mortgage.

                   (i)  The term "Environmental Indemnity" shall mean
                                  -----------------------
         the Environmental Indemnity and Agreement, dated as of the date hereof, between Mortgagor and Mortgagee, as amended, modified or supplemented from time to time, which agreement has been attached hereto as Exhibit D and shall be deemed to be incorpo-
                            ---------
         rated in, and made a part of, the Mortgage.

                   (j)  The term "Loan Documents" shall mean, collec-
                                  --------------
         tively, the Notes, the Consolidation Agreement, the Mortgage, the 1990 Modification Agreement, the 1992 Modification Agree-ment, the 1995 Modification Agreement, this Agreement, the Cash Collateral Agreement, the Environmental Indemnity, the Corner Parcel Indemnity, the Assignment of Rents, the Assignment of Leases, the Tax Processing Agreement, and any other documents, instruments or agreements entered into pursuant to any such documents, or in connection therewith.

                   (k)  The term "Mortgagor General Partner" shall mean
                                  -------------------------
         Boston Properties, Inc., a Delaware corporation.

                   (l)  The term "1997 Modification Documents" shall
                                  ---------------------------
         mean, collectively, this Agreement, the 1997 Amendment, the Environmental Indemnity, the Corner Parcel Indemnity, the As-sumption, the Consent, the Release, the Transfer Documents and all other documents, instruments or agreements entered into pursuant thereto or in connection therewith.

                   (m)  The term "Release" shall mean the Mutual Waiver
                                  -------
         and Release Agreement, dated as of the date hereof, between Mortgagee and Original Mortgagor, as amended, modified, or supplemented from time to time.

                   (n)  The term "Tax Processing Agreement" shall mean
                                  ------------------------
         the Tax Processing Agreement, dated as of May 10, 1988, between

         Original Mortgagor and Mortgagee, as amended by the 1995 Amend-ment and 1997 Amendment, and as may be further amended, modi-fied or supplemented from time to time.

                   (o)  The term "Title Commitment" shall mean the Com-
                                  ----------------
         mitment for Title Insurance (Title No. TS-109932) relating to the Mortgaged Premises, dated as of July 1, 1997, issued by TitleServ Agency of New York City, Inc., as may be amended, modified and supplemented from time to time.

                   2.  Acknowledgment by Mortgagor.  Mortgagor acknowl-
                       ---------------------------
         edges and confirms that the Transfer was effected subject to the lien and security interest of the Mortgage, the Assignment of Rents, the Assignment of Leases, the Tax Processing Agree-ment, the Cash Collateral Agreement and the other Loan Docu-ments, and that Mortgagor pursuant to the Assumption has as-sumed the obligations of Original Mortgagor under the Notes, the Mortgage, the Assignment of Rents, the Assignment of Leases, the Tax Processing Agreement, the Cash Collateral Agreement, and the other Loan Documents. From and after the date hereof, the term "Mortgagor", "Assignor", "Obligor", "Maker" or such other term as used in the Mortgage, the Notes, the Assignment of Rents, the Assignment of Leases, the Tax Pro-cessing Agreement, the Cash Collateral Agreement, and the other Loan Documents shall mean Boston Properties Limited Partnership and its permitted successors and/or assigns.

                   3.  Mortgage to Be Spread.
                       ---------------------

                   (a)  The term "Land", as defined and used in the
                                  ----
         Mortgage, shall be amended to include (without limitation) the Corner Parcel described on Exhibit A-2 hereto.
                                    -----------

                   (b)  The term "Mortgaged Premises", as defined and
                                  ------------------
         used in the Mortgage, shall be amended to include, without lim-itation, Mortgagor's fee interest in the Corner Parcel, includ-ing (without limitation) the Improvements thereon and the Space Leases applicable to the Corner Parcel and the Improvements thereon.

                   (c) The Mortgage and the lien thereof is hereby spread to cover Mortgagor's fee interest in the Corner Parcel, including (without limitation) Mortgagor's right, title and interest in and to the Improvements thereon and the Space Leases applicable to the Corner Parcel and the Improvements thereon.

                   (d) Section 5.01(f) is hereby deleted from the Mort-gage in its entirety.

                   (e) Section 4(e) of the 1995 Modification Agreement is hereby deleted in its entirety.

                   4.  Sales, Transfers, etc.  Section 5.01(n) of the
                       ---------------------
         Mortgage is hereby amended and restated, in its entirety, as follows:

                        "(n) if Mortgagor or any of its successors or
              permitted assigns shall, voluntarily or by operation of law, directly or indirectly (including, without limita-tion, by merger, consolidation or transfer, conveyance or other disposition of over 49% of the ownership interests in Mortgagor or by merger, consolidation or transfer, con-veyance or other disposition of over 49% of the ownership interests of any Controlling Party), sell, assign, trans-fer, convey or otherwise dispose of all or any part of the
              Mortgaged Premises, unless (i) at least 30 days prior to
                                          -
              such sale, transfer, conveyance or disposition, Mortgagor
              shall notify Mortgagee of such transaction, (ii) Mortgagee
                                                           --
              shall consent thereto in writing, which consent may be withheld by Mortgagee in its sole and absolute discretion,
              (iii) subject to the provisions of Section 5.02 hereof,
               ---
              the Mortgagor executing this Mortgage shall remain primarily liable for the indebtedness secured hereby and the performance of all the terms, covenants and conditions of this Mortgage, (iv) Mortgagee is furnished by Mortgagor
                                 --
              with true, correct and complete copies of the documenta-tion effecting such transfer or encumbrance within 5 days after such transaction, and (v) the transferee(s) exe-
                                           -
              cute(s) this Mortgage as a security agreement and such financing statements and other documents, certificates and instruments as may be required by Mortgagee, so that Mort-gagee will have a valid and perfected security interest in all personal property acquired by any successors and assigns of Mortgagor for use in or upon such conveyed property and delivers all such documents, certificates and instruments to Mortgagee within 5 days after such sale, conveyance, transfer or disposition. Notwithstanding the foregoing, to the extent equity interests in Mortgagor or any Controlling Party are (i) freely traded on a nationally recognized public market or exchange (a "Public
                                                                  ------
              Market"), and (ii) have been registered for sale with the
              ------
              Securities and Exchange Commission and are otherwise subject to filing and registration requirements under the Securities Exchange Act of 1934, as amended, the buying and selling of such equity interests on such Public Market in the ordinary course shall not require Mortgagee's consent hereunder, provided that any such transaction shall not result in a change (directly or indirectly) of the Person or Persons exercising control over the business, management or operations of, or having the right to make, direct or veto significant business deci-sions for, Mortgagor or such Controlling Party."

                   5.  Exercise of One Time Assumption.  Original Mort-
                       -------------------------------
         gagor has exercised its rights under Section 6 of the 1995 Mod-ification Agreement to "Transfer" (as such term is defined therein) all of the Mortgaged Premises to Mortgagor, and as such rights of "Transfer" under said section were limited to a one time occurrence, said Section 6 of the 1995 Modification Agreement is hereby deleted in its entirety.

                   6.  Liability of Mortgagor.
                       ----------------------

                   (a) In any action brought at law or in equity to enforce the obligations of Mortgagor to pay any indebtedness or to perform any other monetary obligation or any non-monetary obligation created or arising under the Consolidation Agree-ment, the Mortgage, the Notes, the Assignment of Leases, the Assignment of Rents, the Cash Collateral Agreement, or under any of the other Loan Documents, the judgment or decree shall be enforceable against Mortgagor only to the extent of its in-terest in the Mortgaged Premises (or the property subject to such other instrument or agreement described above), and Mort-gagee shall not seek or claim recourse against any other assets of Mortgagor or against any party holding partnership interests or other ownership interests, equitable interests or other ben-eficial interests, whether direct or indirect, in Mortgagor (each, a "Constituent Party" and collectively, "Constituent
                   -----------------                     -----------
         Parties"), or any principal, member, officer, director, share-
         -------
         holder or equity owner of any such Constituent Party and any such judgment shall not be subject to execution on, nor be a lien on, assets of Mortgagor (or of its Constituent Parties or any principal, member, officer, director, shareholder or other equity owners of its Constituent Parties) other than the Mort-gaged Premises (or the property subject to such other instru-ment or agreement described above), provided that the foregoing
                                             --------
         shall not relieve Mortgagor or any other Controlling Party of any liability for, nor prejudice or limit the rights of Mort-gagee by reason of, any of the following, to the extent of any damage arising directly or indirectly to Mortgagee:

                   (i) fraud or misrepresentation of Mortgagor, and physical waste of the Mortgaged Premises aris-ing from the gross negligence or wilful miscon-duct of Mortgagor;

                   (ii) any rents, issues or profits collected more than one (1) month in advance of their due dates;

                   (iii) any Misapplication (as hereinafter defined) of
                         loan proceeds, rents, issues or profits, secu-rity deposits, any other payments from tenants or occupants (including without limitation, lease termination fees), insurance proceeds or condemnation awards;

                   (iv) liability under the Environmental Indemnity or the environmental covenants, environmental con-ditions and environmental indemnifications con-tained in the Mortgage;

                   (v)   liability under the Corner Parcel Indemnity;

                   (vi) personalty or fixtures which Mortgagor, di-rectly or through an agent, removed from the Mortgaged Premises and which were not replaced by items of equal or greater utility than the personalty or fixtures so removed, unless such personalty or fixtures so removed are unneces-sary to properly operate the Mortgaged Premises or are obsolete, provided that, for purposes of this subparagraph (vi), neither a receiver for the Mortgaged Premises appointed solely by or at the request of Mortgagee, an agent appointed solely by Mortgagee, nor the Mortgagee acting as mortgagee-in-possession, shall be deemed to be an agent of Mortgagor;

                   (vii) any amount equal to the sum of all payments
                         made by Mortgagor to holders of subordinate mortgages (not consented to in writing by Mort-gagee) on the Mortgaged Premises during any pe-riod in which Mortgagor is in default of pay-ment of principal or interest under the Notes or of any escrow payments required under the Mortgage in respect of real property taxes or assessments; or

                  (viii) reasonable attorney's fees, court costs and
                         other expenses incurred by Mortgagee in connec-tion with the successful enforcement of Mort-gagor's personal liability as set forth herein.

                   (b) As used in this Section 6, the term "Misapplica-tion" shall mean (1) the distribution or payment of cash flow by Mortgagor to, or for the benefit of, any holder of a mort-gage on the Mortgaged Premises subordinate to the Mortgage, which mortgage has not been consented to in writing by Mort-gagee (a "Distribution"), at such time as Mortgagor has failed
                   ------------
         to pay or caused to be paid any of the following: (A) the principal and interest then due under the Notes and Mortgage,
         (B) any other amounts then due under the Notes, the Mortgage, the Cash Collateral Agreement, or any other Loan Documents, or
         (C) any amounts then due in connection with the operation, man-agement, maintenance and repair of the Mortgaged Premises, in-cluding (without limitation) amounts then due for tenant im-provements or other capital expenditures, real property taxes or assessments (provided, however, Mortgagor shall be deemed to have paid real property taxes to the extent of payments made by Mortgagor into escrow pursuant to the Tax Processing Agreement) insurance premiums, salaries, service contracts, utilities, or labor or material for work performed at or for the benefit of the Mortgaged Premises, or (2) the use by Mortgagor of security deposits, insurance proceeds, condemnation awards or other re-stricted funds for purposes other than the purposes set forth in any lease, contract or other agreement binding upon Mort-gagor and governing the use of such funds. Notwithstanding the foregoing, the following circumstances alone shall not consti-tute a "Misapplication": if Mortgagor shall pay a Distribu-tion, at such time as there shall be no outstanding Event of Default, and amounts are then due and owing by Mortgagor either
         (1) for capital improvement costs, tenant improvement costs or other items for which Mortgagor has submitted a Withdrawal Re-quest (as defined in the Cash Collateral Agreement) and for which Mortgagor is then entitled to receive amounts under the Cash Collateral Agreement (provided that Mortgagor shall promptly pay such expenditures upon receipt of such funds from the Cash Collateral Account) or (2) for expenditures incurred for materials (the cost of which is reimbursable under the Cash Collateral Agreement) purchased or in fabrication and to be delivered pursuant to binding contracts reasonably committed to at the time of execution taking into account sums on deposit in the Cash Collateral Account.

                   (c) In Section 5.02 of the Mortgage, (i) the words "Limitation on Mortgagor's Liability" are hereby deleted from the caption of such Section 5.02, and (ii) the entire second sentence of such Section 5.02 is hereby deleted.

                   (d) This Section 6 as it applies to Mortgagor shall supersede, amend and restate in its entirety Section 7 of the 1995 Modification Agreement.

                   7.  Certain Additional Modifications.
                       --------------------------------

                   (a) Section 2.09.7 of the Mortgage, as amended by the 1995 Modification Agreement, is hereby amended by substituting "Mortgagor General Partner" for "Managing General Partner of Mortgagor", and by deleting the text: "(or, by the managing member of Mortgagor if Mortgagor has converted to a limited liability company in accordance with the terms of the Mortgage)".

                   (b) Section 2.19 of the Mortgage, as amended by the 1995 Modification Agreement, is hereby amended by deleting the last sentence therefrom in its entirety.

                   (c) Section 2.20 of the Mortgage, as amended by the 1995 Modification Agreement, is hereby amended by substituting "Mortgagor" for "a Permitted Controlling Party".

                   (d) Section 2.21 of the Mortgage, as amended by the 1995 Modification Agreement, is hereby amended by substituting "the Mortgagor General Partner" for "a Permitted Controlling Party".

                   (e) Section 2.22 of the Mortgage, as amended by the 1995 Modification Agreement, is hereby amended and restated in its entirety, as follows:

                        "2.22.  Existence.  Mortgagor shall preserve and
                                ---------
              maintain its existence as a limited partnership under the laws of the State in which it is organized and its rights, franchises, licenses and privileges material to its business."

                   (f) Section 4.04 of the Mortgage, as amended by the 1995 Modification Agreement, is hereby amended by substituting "Mortgagor General Partner" for "Managing General Partner of Mortgagor", and by deleting the text: "(or, by the managing member of Mortgagor if Mortgagor has converted to a limited liability company in accordance with the terms of the Mortgage)".

                   (g) Sections 5.01(h) and 5.01(i) of the Mortgage are hereby amended (i) by substituting "Controlling Party" for "general partner" in the first, twenty-first and twenty-third lines of Section 5.01(h) and in the tenth, twelfth and sixteenth lines of Section 5.01(i), and
         (ii) by inserting in the second line of Section 5.01(i) after "proceeding against Mortgagor", the text: ", any Controlling Party".

                   (h) Section 7.04 of the Mortgage is hereby amended and restated, in its entirety, to read as follows:

                        "7.04.  Notices, etc.  All notices, demands, requests,
                                ------------
              consents, approvals and other instruments under this Mortgage or the Notes shall be in writing and shall be deemed to have been actually or properly given if and when mailed by first-class registered or certified mail, return receipt requested, postage prepaid, or by personal delivery (with a receipt obtained therefor) or recognized overnight courier service, addressed (a)
                                                                            -
              if to Mortgagor, to Boston Properties Limited Partnership, 599 Lexington Avenue, New York, New York 10022, Attention, Robert Selsam, or at such other address as Mortgagor may have designated by notice to Mortgagee, with a copy to Goodwin, Proctor & Hoar, LLP, Exchange Place, Boston, Massachusetts 02109, Attention, Edward M. Schulman, Esq., with a copy to Weil, Gotshal & Manages LLP, 767 Fifth Avenue, New York, New York 10153, Attention, Alan
              J. Pomerantz, Esq. or to such other firms as Mortgagor may direct in writing, (b) if to Mortgagee originally named herein, to John
                           -
              Hancock Mutual Life Insurance Company, John Hancock Place, P.O. Box 111, Boston, Massachusetts 02117, Attention, Real Estate
                                                    ---------
              Investment Group, Floor T-52, or at such other address as Mortgagee may have designated by notice to Mortgagor, or (c) if
                                                                        -
              to any holder of any Note, other than Mortgagee originally named herein, at such address as such holder may have designated by notice to Mortgagor, or, until an address is so designated, to and at the address of the last holder of such Note so designating an address to Mortgagor. The foregoing insertion of Mortgagor's mailing address shall be deemed to be a request by Mortgagor that a copy of any notice of default and of any notice of sale hereunder be mailed to Mortgagor at such address as provided by law."

                   (i) Mortgagor and Mortgagee covenant and agree that all representations, warranties, covenants, liabilities and obligations of Mortgagor under the Corner Parcel Indemnity (attached as Exhibit C
                                                                  ---------
         hereto), the Environmental Indemnity (attached as Exhibit D hereto)
                                                           ---------
         and under any of the other 1997 Modification Documents and under the Transfer Documents shall be deemed to be incorporated in the Mortgage and shall be secured by the lien of the Mortgage and by any lien created by, or arising under, any other Loan Document.

                   8.  Cross-Defaults. Mortgagor shall comply in all respects
                       --------------
         with Mortgagor's covenants and obligations under this Agreement, the Cash Collateral Agreement, the Environmental Indemnity, the Corner Parcel Indemnity, the Assignment of Rents, the Assignment of Leases, and all of the other Loan Documents, and any default by Mortgagor in the performance and observance of its covenants and obligations under any of such documents shall (subject to any notice and cure provisions specifically set forth in such documents, or, if none are set forth in such documents, subject to the notice and cure provisions contained in
         Section 5.01(d) of the Mortgage) be deemed to be an Event of Default by Mortgagor under the Mortgage.

                   9.  Modification Agreement Governs. In the event of any
                       ------------------------------
         conflict or inconsistency between this Agreement and the terms and conditions of the Mortgage, the Notes, or any other Loan Document, then the terms and conditions of this Agreement shall govern and prevail, and the conflicting or inconsistent terms and conditions of the Mortgage, the Notes or such other Loan Document shall be deemed to be amended accordingly.

                   10.  References to "Mortgage" and "Notes". From and after the
                        ------------------------------------
         date hereof, (a) all references herein, in the Consolidation
         Agreement, the Mortgage, the Notes or in any other Loan Document to "the Mortgage" and to "this Mortgage" shall be deemed to refer to the Consolidation Agreement as amended by the 1990 Modification Agreement, the 1992 Modification Agreement, the 1995 Modification Agreement, and by this Agreement, and as hereafter amended, modified or supplemented from time to time, and (b) all references herein and in the Consolidation Agreement, the Mortgage, the Notes or in any other Loan Document to "the Notes" or "this Note" shall be deemed to refer to the Notes, as amended by the 1990 Modification Agreement, the 1992 Modification Agreement, the 1995 Modification Agreement, and by this Agreement, and as hereafter amended, modified or supplemented from time to time.

                   11.  No Offsets or Defenses. Mortgagor hereby represents and
                        ----------------------
         warrants to Mortgagee that, as of the date hereof, (a) the outstanding principal amount owing under the Notes and secured by the Mortgage is One Hundred Eighty Million and No/100 Dollars ($180,000,000.00), which amount Mortgagor covenants to pay in accordance with all of the terms and provisions of the Notes and the Mortgage; and (b) Mortgagor has no offsets or defenses to the Mortgage, the Notes or any of the Loan Documents of any kind whatsoever (and Mortgagor hereby expressly waives any and all of the same).

                   12.  Representations and Warranties. Mortgagor hereby
                        ------------------------------
         represents and warrants to Mortgagee as follows:

                   (a) This Agreement, the other 1997 Modification Documents and the Transfer Documents have been duly executed by the Mortgagor and each constitutes the legal, valid and binding obligation of Mortgagor, enforceable against Mortgagor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting the rights of creditors generally, and except as limited by equitable principles of general application.

                   (b) No authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any federal, state, local or foreign court, governmental agency or regulatory authority or any other person or entity is required in connection with the making and performance by Mortgagor of this Agreement, the other 1997 Modification Documents or the Transfer Documents, except for such consents, approvals and authorizations which have already been obtained.

                   (c) Mortgagor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to execute, deliver and perform this Agreement, the other 1997 Modification Documents and the Transfer Documents. This Agreement has been duly authorized by all necessary action on the part of Mortgagor.

                   (d) The execution, delivery, recordation and performance of this Agreement, the other 1997 Modification Documents and the Transfer Documents and the consummation of the transactions contemplated hereby and thereby will not contravene, result in any violation of, result in a breach of, be in conflict with or constitute a default or event of default under any term or provision of Mortgagor's partnership agreement or of any term or condition of any contract, agreement, lease or instrument, judgment, decree, order, statute, rule, regulation, ordinance, franchise, certificate, permit or the like applicable to Mortgagor or the Mortgaged Premises or any part thereof or by which Mortgagor or its properties or assets may be bound or affected.

                   (e) To the best of Mortgagor's knowledge, no consent, approval, order or authorization of, or designation, registration, declaration or filing with, or notice to or action to be taken in respect of any governmental or public authority, body or agency is required in connection with the valid execution, delivery and performance by Mortgagor of this Agreement, the other 1997 Modification Documents or the Transfer Documents or the carrying out of any of the transactions contemplated hereby or thereby except the recordation of this Agreement, the 1997 Amendment, the other applicable 1997 Modification Documents and the applicable Transfer Documents with the Register's Office and the filing of all necessary financing statements with respect thereto.

                   (f) To the best of Mortgagor's knowledge, there is no action, suit, proceeding or investigation pending or threatened, or any basis therefor known to Mortgagor which questions the validity of the Mortgage, the Notes, any other Loan Document, the Consolidation Agreement, this Agreement, the 1997 Modification Documents or the Transfer Documents, or any action taken or to be taken pursuant thereto.
                   (g) To the best of Mortgagor's knowledge, except as previously disclosed in writing to the Mortgagee, (A) there are no pending or anticipated material modifications to any Space Leases, (B) except for the Consent and that certain letter agreement dated November ____, 1997 among Mortgagee, Mortgagor and Original Mortgagor (the "Consent Letter"), there are no anticipated requests by Mortgagor
          --------------
         pursuant to the Mortgage for the consent or approval of Mortgagee, and
         (C) no events or circumstances have occurred that would have a material adverse effect on the Mortgaged Premises or the operation, management or profitability thereof.

                   (h) There has been no material adverse change to Mortgagor from the date of the Consent Letter to the date of execution of this Agreement, and the principal terms of the Transfer and the proposed structure of Mortgagor as described in the Consent Letter have remained unchanged.

                   (i) There have been no amendments, modifications or supplements to that certain Contribution Agreement, dated as of September 2, 1997 between Mortgagor and Original Mortgagor.

                   (j) Mortgagor General Partner is the only Controlling Party of Mortgagor.

                   (k) The reference in Section 5.01(e) of the Mortgage to "any warranty, representation or other statement made by or on behalf of Mortgagor in or pursuant to this Mortgage" shall include, without limitation, the representations and warranties of Mortgagor set forth in this Section 12 (as reconfirmed and restated) and in the Environmental Indemnity, the Corner Parcel

         Indemnity, any other 1997 Modification Document and in the Transfer Documents.

                   (l)  A representation or warranty made in this Section 12
         "to the best of Mortgagor's knowledge" means that Mortgagor shall be deemed to have made a reasonable investigation and inquiry with respect to such representation or warranty.

                   (m)  The meaning of the term "material", as used in this
         Section 12, shall be determined solely as of the date of this Agreement.

                   13.  Same Indebtedness; Maximum Principal Amount.
                        -------------------------------------------

                   (a) Mortgagor and Mortgagee hereby certify that this Agreement secures the same indebtedness as is secured by the Consolidation Agreement as amended by the 1990 Modification Agreement, the 1992 Modification Agreement and the 1995 Modification Agreement, and no new or further indebtedness is secured by, or under any contingency may be secured by, the Mortgage.

                   (b) Notwithstanding anything to the contrary contained herein or in the Mortgage, the maximum amount of principal indebtedness secured by the Mortgage at the time of execution hereof, or which under any contingency may become secured by the Mortgage at any time hereafter, is One Hundred Eighty Million and No/100 Dollars ($180,000,000).

                   (c) This Mortgage, in addition to the maximum principal indebtedness described above, secures interest due under the Notes and Out-of-Pocket Costs expended by the Mortgagee. As used in this Section 13, "Out-of-Pocket Costs" shall mean (i) any and all sums actually paid or required to be paid by the Mortgagee for real estate taxes, taxes on rents or rentals or insurance premiums as provided in the Mortgage, and any and all other sums actually paid or required to be paid by the Mortgagee pursuant to the terms of the Mortgage to protect and preserve the Mortgaged Premises or the Mortgagee's interest therein, (ii) any and all sums, including, without limitation, judgments, settlements or compromises, reasonable attorneys' fees and other costs and expenses, paid by the Mortgagee in connection with any suit, action, legal proceeding or dispute of any kind, in which the Mortgagee is a party or appears, arising from or related to the lien of the Mortgage, and (iii) any amount, cost or charges with respect to which the Mortgagee becomes subrogated, upon payment, in respect of any lien which may affect the validity or priority of the Mortgage, whether under recognized principles of law or equity, or under express statutory authority.

                   14.  No Waiver. Nothing contained in this Agreement shall be
                        ---------
         deemed to constitute a waiver by Mortgagee of its rights under the Mortgage if any payment is not made strictly in accordance with the terms of the Notes or the Mortgage, as modified hereby. Nothing contained in this Agreement shall be deemed to constitute a waiver by Mortgagee of any right or remedy available to Mortgagee arising out of a default by Mortgagor under the Notes or the Mortgage, as modified hereby.

                   15.  Ratification. Except as amended or modified hereby, the
                        ------------
         terms and conditions of the Mortgage and the Notes are hereby ratified and confirmed in their entirety.

                   16.  Successors and Assigns. This Agreement and all of the
                        ----------------------
         covenants herein shall be deemed to be covenants running with the land and shall bind and inure to the benefit of the parties hereto and their successors and permitted assigns.

                   17.  Counterparts. This Agreement may be executed in several
                        ------------
         counterparts, each of which shall constitute one and the same instrument.

                   18.  Lien Law. This Agreement is made subject to the trust
                        --------
         fund provisions of Section 13 of the New York Lien Law.

                   19.  Further Assurances. Mortgagor, at its expense, will
                        ------------------
         execute, acknowledge and deliver or cause to be executed, acknowledged and delivered all such instruments and take all such action as Mortgagee from time to time may reasonably request in order that Mortgagee may obtain the full benefits of this Agreement, the Notes, the Mortgage, the Consolidation Agreement, the Assignment of Rents, the Assignment of Leases, the Tax Processing Agreement, the Cash Collateral Agreement, the Environmental Indemnity, the Corner Parcel Indemnity and the other Loan Documents, and the full benefits of the rights, powers and remedies intended to be granted thereby.


                   20.  New York Law.
                        ------------

                   (a) This Agreement shall be governed by and construed and enforced in accordance with the procedural and substantive laws of the State of New York. Any legal action or proceeding with respect to this Agreement must be brought in the courts of the State of New York within the First Judicial Department 1st District, New York City or of the United States of America for the Southern District of New York, and, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

                   (b) Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in clause (a) above, and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereto further hereby waives the defense of sovereign immunity.


                   [Remainder of Page Intentionally Left Blank]

                   IN WITNESS WHEREOF, the parties hereto have caused this Note and Mortgage Modification and Spreader Agreement to be duly executed as of the day and year first above written.

                                      MORTGAGOR:

                                      BOSTON PROPERTIES LIMITED PARTNERSHIP,
                                        A Delaware Limited Partnership

                                      By:  Boston Properties, Inc.,
                                           General Partner

                                           By: /s/ Robert Selsam
                                              ------------------------------
                                                Name:  Robert Selsam
                                                Title: Senior Vice President


                                      MORTGAGEE:

                                      JOHN HANCOCK MUTUAL LIFE INSURANCE
                                        COMPANY, a Massachusetts
                                        corporation

                                      By: /s/ Debbie Orloff
                                         -----------------------------------
                                         Name:  Debbie Orloff
                                         Title: Investment Officer

         STATE OF NEW YORK   )
                             :    ss:
         COUNTY OF NEW YORK  )



                   On this ___ day of November, 1997, before me personally came ____________________, to me known to be the person(s) who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he/she is the _________________ of Boston Properties, Inc., a Delaware corporation, the general partner of Boston Properties Limited Partnership, a limited partnership duly organized under the laws of the State of Delaware, having an address at 599 Lexington Avenue, New York, New York 10022; and that he/she has authority to sign the foregoing instrument for and on behalf of Boston Properties Limited Partnership, and he/she acknowledged to me that he/she executed the same as the act and deed of said partnership for the use and purposes therein mentioned.



                                        -------------------------------------
                                                 Notary Public

         COMMONWEALTH OF MASSACHUSETTS )
                                       :    ss.:
         COUNTY OF SUFFOLK             )


                   On this ___ day of November, 1997, before me personally came _______, to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he resides at ________________; that he is a ______________ of John
         Hancock Mutual Life Insurance Company, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.



                                        -------------------------------------
                                                 Notary Public